UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

HOOKIPA PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York		10118
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2020, HOOKIPA Pharma Inc., a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and SVB Leerink LLC, as representatives of the underwriters listed on Schedule A thereto (collectively, the “Underwriters”), related to the public offering (the “Offering”) of (i) 3,400,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $11.75 per share, less underwriting discounts and commissions and (ii) 2,978 shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share, at a price to the public of $11,750.00 per share, less underwriting discounts and commissions. The Company granted the Underwriters a 30-day option to purchase up to an additional 510,000 shares of Common Stock, at the public offering price less any underwriting discounts and commissions. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-238311), including a base prospectus that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2020, as supplemented by a prospectus supplement dated December 8, 2020 that was filed with the SEC on December 9, 2020 (the “Prospectus Supplement”).

The Offering is expected to close on December 11, 2020. The Company expects to receive net proceeds from the Offering, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, of approximately $69,295,010.00.

The Company made customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, subject to certain exceptions, the Company and its officers, directors and certain stockholders have agreed not to offer, sell, transfer or otherwise dispose of any shares of Common Stock during the 90-day period following the date of the Prospectus Supplement.

The foregoing is only a brief description of certain terms of the Underwriting Agreement and the transactions contemplated thereby, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

On December 8, 2020, the Company issued a press release announcing the commencement of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 8, 2020, the Company issued a press release announcing its entry into the Underwriting Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 8, 2020, by and among HOOKIPA Pharma Inc., Morgan Stanley & Co. LLC and SVB Leerink LLC, as representatives of the several underwriters named therein.
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).
99.1	Press release issued by HOOKIPA Pharma Inc. on December 8, 2020.
99.2	Press release issued by HOOKIPA Pharma Inc. on December 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOOKIPA Pharma Inc.

Date: December 9, 2020	By:	/s/ Jörn Aldag
Jörn Aldag
Chief Executive Officer
(Principal Executive Officer)

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